Exhibit 99.1

Lifeloc Reports First Quarter 2019 and Shareholder Vote Results

WHEAT RIDGE, Colo., May 17, 2019 -- Lifeloc Technologies, Inc. (OTC: LCTC), a global leader in the development and manufacturing of breath alcohol and drug testing devices, has announced financial results for the first quarter ended March 31, 2019, as well as the results for the 2019 annual shareholder meeting.

First Quarter Financial Highlights

We posted quarterly net revenue of $2.07 million resulting in quarterly net income after taxes of $31 thousand, or $0.01 per diluted share. These results compare to net revenue of $2.20 million and quarterly net income of $11 thousand, or $0.00 per diluted share in the first quarter of 2018. Revenue for the quarter declined 6% versus the first quarter last year. This decline appears to have coincided with the federal government shutdown which adversely affected buying in regulated testing areas as well as local law enforcement purchases. Even though revenue declined, earnings improved through lower operating expenses. Gross margin on total revenue remained unchanged in the current quarter 45% versus 45% in the same quarter last year.

Shareholder Meeting

Lifeloc conducted its annual shareholder meeting May 6th at the company’s headquarters in Wheat Ridge, CO. The proposed slate of directors was elected with over 99% of the votes cast and the appointment of auditors was ratified, also by more than 99% of the votes cast. Following the business portion of the meeting, a brief company status report was presented, and these slides are available on our website, www.lifeloc.com/shareholderMeeting.

Product Pipeline

Our vision is that Lifeloc becomes the world’s leading company in real-time alcohol and drug abuse detection and monitoring. We have been investing aggressively in product development to achieve this vision, focusing on a few major product developments that are expected to have a significant impact on our performance. We are now at the point where we will start to reap the benefit of these investments.

The premier breathalyzer model of our new platform, the Lifeloc LX9, went into production during the quarter. The LX9 satisfies many market needs for performance and connectivity and combines these features in one easy to use package. To support the new platform, our patented Easycal® calibration station has been upgraded to the Easycal G2 second generation calibration station. This model is compatible with our existing installed base of professional breathalyzers as well as the new platform. The G2 model includes RFID (Radio Frequency Identification) reading of calibration standard data, which further automates the calibration process.

Likewise, the new model of the R.A.D.A.R.® (Real-time Alcohol Detection and Reporting) device is moving forward. Prototype devices are in testing, with production expected later this year. R.A.D.A.R. devices are alcohol monitoring units which can be used as a tool to supervise offenders as an alternative to incarceration. Onboard biometrics automatically verify the identity of the test subject. R.A.D.A.R. devices are a critical step in moving our business towards a recurring revenue model.

Our marijuana breathalyzer remains a key target for product development. The continued broader legalization of marijuana only increases the need for a rapid, quantitative roadside test to identify drivers under the influence of marijuana. The completion of other projects will allow resources to be redirected towards accelerating this effort. The ability of our technology to detect delta-9-THC down to a concentration of 5 nanograms per milliliter and to collect a testable sample from a vapor stream has already been demonstrated in our laboratories. Detection of THC is accomplished through the SpinDx technology, licensed exclusively by Lifeloc Technologies for drugs of abuse from Sandia National Laboratory. More work is needed to convert this technology into a simple-to-operate device suitable for roadside testing.

About Lifeloc Technologies

Lifeloc Technologies, Inc. (OTC: LCTC) is a trusted U.S. manufacturer of evidential breath alcohol testers and related training and supplies for Workplace, Law Enforcement, Corrections and International customers. Lifeloc stock trades over-the-counter under the symbol LCTC. We are a fully reporting Company with our SEC filings available on our web site, www.lifeloc.com/investor.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements expressed or implied in this press release, including statements about our strategies, expectations about new and existing products, market demand, acceptance of new and existing products, technologies and opportunities, market size and growth, and return on investments in products and market, are based on information available to us on the date of this document, and we assume no obligation to update such forward-looking statements. Investors are strongly encouraged to review the section titled “Risk Factors” in our SEC filings.

Easycal® and R.A.D.A.R.® are registered trademarks of Lifeloc Technologies, Inc.

SpinDx™ is a trademark of Sandia Corporation.

Sarah Struble
Lifeloc Technologies, Inc.
http://www.lifeloc.com
(303) 431-9500

LIFELOC TECHNOLOGIES, INC.

Condensed Balance Sheets

	March 31, 2019 (Unaudited)	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash	$2,799,153	$2,788,327
Accounts receivable, net	548,008	675,136
Inventories, net	1,673,740	1,290,607
Income taxes receivable	35,522	90,629
Prepaid expenses and other	135,144	35,155
Total current assets	5,191,567	4,879,854

PROPERTY AND EQUIPMENT, at cost:
Land	317,932	317,932
Building	1,941,414	1,928,795
Real-time Alcohol Detection And Recognition equipment and software	569,448	569,448
Production equipment and software	911,454	800,569
Training courses	432,375	432,375
Office equipment and software	246,946	241,836
Sales and marketing equipment	219,797	219,797
Research and development equipment and software	159,810	159,810
Less accumulated depreciation	(1,748,775)	(1,649,203)
Total property and equipment, net	3,050,401	3,021,359

OTHER ASSETS:
Patents, net	154,943	158,147
Deposits and other	53,967	140,452
Deferred taxes	134,477	79,869
Total other assets	343,387	378,468
Total assets	$8,585,355	$8,279,681

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$654,623	$343,783
Term loan payable, current portion	43,498	43,207
Customer deposits	21,513	19,265
Accrued expenses	216,658	250,912
Deferred revenue, current portion	49,047	44,218
Reserve for warranty expense	40,000	40,000
Total current liabilities	1,025,339	741,385

TERM LOAN PAYABLE, net of current portion and
debt issuance costs	1,358,226	1,369,347

DEFERRED REVENUE, net of current portion	7,927	8,212

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, no par value; 50,000,000 shares
authorized, 2,454,116 shares outstanding	4,599,808	4,597,646
Retained earnings	1,594,055	1,563,091
Total stockholders' equity	6,193,863	6,160,737
Total liabilities and stockholders' equity	$8,585,355	$8,279,681

LIFELOC TECHNOLOGIES, INC.

Condensed Statements of Income (Unaudited)

	Three Months Ended September 30,
	2018	2017
REVENUES:
Product sales	$1,970,101	$2,122,243
Royalties	72,838	65,065
Rental income	25,822	14,601
Total	2,068,761	2,201,909

COST OF SALES	1,136,559	1,201,746

GROSS PROFIT	932,202	1,000,163

OPERATING EXPENSES:
Research and development	245,799	338,326
Sales and marketing	316,383	335,401
General and administrative	325,175	297,333
Total	887,357	971,060

OPERATING INCOME	44,845	29,103

OTHER INCOME (EXPENSE):
Interest income	9,422	2,184
Interest expense	(14,423)	(14,714)
Total	(5,001)	(12,530)

NET INCOME (LOSS) BEFORE PROVISION FOR TAXES	39,844	16,573

(PROVISION FOR) BENEFIT FROM FEDERAL AND STATE INCOME TAXES	(8,880)	(5,373

NET INCOME	$30,964	$11,200

NET INCOME PER SHARE, BASIC	$0.01	$—

NET INCOME PER SHARE, DILUTED	$0.01	$—

WEIGHTED AVERAGE SHARES, BASIC	2,454,116	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,504,116	2,510,699

Lifeloc Technologies, Inc.

Condensed Statement of Stockholders' Equity (Unaudited)

	Common Stock		Retained
	Shares	Amount	Earnings	Total
BALANCES, DECEMBER 31, 2018	2,454,116	$4,597,646	$1,563,091	$6,160,737

Net income	—	—	30,964	30,964
Stock based compensation expense related to stock options	—	2,162	—	2,162

BALANCES, MARCH 31, 2019	2,454,116	$4,599,808	$1,594,055	$6,193,863

	Common Stock		Retained
	Shares	Amount	Earnings	Total
BALANCES, DECEMBER 31, 2017	2,454,116	$4,580,177	$1,345,927	$5,926,104

Net income	—	—	11,200	11,200
Stock based compensation expense related to stock options	—	5,714	—	5,714

BALANCES, MARCH 31, 2018	2,454,116	$4,585,891	$1,357,127	$5,943,018

LIFELOC TECHNOLOGIES, INC.

Condensed Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$30,964	$11,200
Adjustments to reconcile net income to net cash
provided from (used in) operating activities-
Depreciation and amortization	103,047	107,878
Provision for doubtful accounts, net change	—	1,500
Provision for inventory obsolescence, net change	—	27,500
Deferred taxes, net change	(54,608)	935
Reserve for warranty expense, net change	—	1,500
Stock based compensation expense related to
stock options	2,162	5,714
Changes in operating assets and liabilities-
Accounts receivable	127,128	(165,780)
Inventories	(383,133)	(34,908)
Income taxes receivable	55,107	4,438
Prepaid expenses and other	(99,989)	(82,032)
Deposits and other	86.485	256,853
Accounts payable	310,840	242,673
Customer deposits	2,248	(4,144)
Accrued expenses	(34,254)	36,406
Deferred revenue	4,544	(6,648)
Net cash provided from (used in) operating activities	150,541	403,085

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(128,614)	(355,512)
Net cash (used in) investing activities	(128,614)	(355,512)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments made on term loan	(11,101)	(10,673)
Net cash (used in) financing activities	(11,101)	(10,673)

NET (DECREASE) IN CASH	10,826	36,900

CASH, BEGINNING OF PERIOD	2,788,327	2,669,455

CASH, END OF PERIOD	2,799,153	$2,706,355

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$14,152	$14,579

Cash paid for income tax	$—	$—